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EXHIBIT 99.3

VALENTIA TELECOMMUNICATIONS
eircom FUNDING
eircom LIMITED
VALENTIA HOLDINGS LIMITED

        INSTRUCTION TO REGISTERED HOLDER AND/OR PARTICIPANT OR
ACCOUNT HOLDER IN THE DEPOSITORY TRUST COMPANY ("DTC"),
 EUROCLEAR SA ("EUROCLEAR") OR CLEARSTREAM BANKING SA
("CLEARSTREAM") FROM BENEFICIAL OWNER

        OFFER TO EXCHANGE
ALL OUTSTANDING 7.25% SENIOR NOTES DUE 2013 OF VALENTIA TELECOMMUNICATE ("VALENTIA") AND ALL OUTSTANDING 8.25% SENIOR SUBORDINATED NOTES DUE 2013 OF eircom FUNDING FOR NOTES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")

        PURSUANT TO THE PROSPECTUS, DATED OCTOBER    •    , 2003 OF VALENTIA TELECOMMUNICATIONS, eircom FUNDING, eircom LIMITED AND VALENTIA HOLDINGS LIMITED (THE "PROSPECTUS")

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER •, 2003, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON THE EXPIRATION DATE.

        To Registered Holder and/or Participant or Account Holder in the DTC, Euroclear or Clearstream (the "Book Entry Transfer Facility"):

        The undersigned hereby acknowledges receipt of the Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal") which together constitute the offer (the "Exchange Offer") from Valentia to exchange all of its outstanding 7.25% senior notes due 2013 ("Outstanding Senior Notes") for a like aggregate principal amount of 7.25% senior notes due 2013 that have been registered under the Securities Act ("Exchange Senior Notes") and from eircom Funding to exchange all of its outstanding 8.25% euro senior subordinated notes due 2013 ("Outstanding Euro Senior Subordinated Notes") for a like aggregate principal amount of 8.25% euro senior subordinated notes due 2013 that have been registered under the Securities Act ("Exchange Euro Senior Subordinated Notes") and all of its outstanding 8.25% dollar senior subordinated notes due 2013 ("Outstanding Dollar Senior Subordinated Notes" and together with the Outstanding Euro Senior Subordinated Notes, the "Outstanding Senior Subordinated Notes") for a like aggregate principal amount of 8.25% senior subordinated notes due 2013 that have been registered under the Securities Act ("Exchange Dollar Senior Subordinated Notes" and together with the Exchange Euro Senior Subordinated Notes, the "Exchange Senior Subordinated Notes").

        Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder and/or Participant or Account Holder in the relevant Book-Entry Transfer Facility, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Senior Notes, Outstanding Euro Senior Subordinated Notes or Outstanding Dollar Senior Subordinated Notes held by you for the account of the undersigned.

        The aggregate face amount of the Outstanding Senior Notes, Outstanding Euro Senior Subordinated Notes or Outstanding Dollar Senior Subordinated Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

€	of the 7.25% Senior Notes
€	of the 8.25% Euro Senior Subordinated Notes
$	of the 8.25% Dollar Senior Subordinated Notes

        With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

/ /	to TENDER the following Outstanding Senior Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING SENIOR NOTES, TO BE TENDERED, IF ANY): €
/ /	NOT to TENDER any Outstanding Senior Notes held by you for the account of the undersigned

/ /	to TENDER the following Outstanding Euro Senior Subordinated Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING EURO SENIOR SUBORDINATED NOTES TO BE TENDERED, IF ANY):

€

/ /	NOT to TENDER any Outstanding Euro Senior Subordinated Notes held by you for the account of the undersigned

/ /	to TENDER the following Outstanding Dollar Senior Subordinated Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING DOLLAR SENIOR SUBORDINATED NOTES TO BE TENDERED, IF ANY):

$

/ /	NOT to TENDER any Outstanding Dollar Senior Subordinated Notes held by you for the account of the undersigned

        If the undersigned instructs you to tender Outstanding Senior Notes, Outstanding Euro Senior Subordinated Notes and/or Outstanding Dollar Senior Subordinated Notes hereby for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned is not an "affiliate" of either Valentia or eircom Funding as defined in Rule 405 of the Securities Act; (ii) the undersigned is not engaged in, nor does it intend to engage in, nor does it have any arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Senior Notes or Exchange Senior Subordinated Notes; (iii) if the undersigned is a broker-dealer and holds Outstanding Senior Notes or Outstanding Senior Subordinated Notes acquired as a result of market-making or other trading activities (other than transfer restricted securities acquired directly from Valentia or eircom Funding or any affiliate of Valentia or eircom Funding), that the undersigned will deliver a prospectus in connection with the resale of any Exchange Senior Notes, Exchange Euro Senior Subordinated Notes or Exchange Dollar Senior Subordinated Notes issued in exchange for such Outstanding Senior Notes, Outstanding Euro Senior Subordinated Notes or Outstanding Dollar Senior Subordinated Notes; (iv) any Exchange Senior Notes, Exchange Euro Senior Subordinated Notes or Exchange Dollar Senior Subordinated Notes acquired pursuant to the Exchange Offer are being acquired by the undersigned in the ordinary course of business of the undersigned; and (v) it is not acting on behalf of any person who could not truthfully make the foregoing representations, (b) to make such acknowledgments and agreements, on behalf of the undersigned, as are set forth in the Letter of Transmittal, and (c) to take all such other actions as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Outstanding Senior Notes, Outstanding Euro Senior Subordinated Notes and/or Outstanding Dollar Senior Subordinated Notes that the undersigned has indicated above. By representing that it will deliver a prospectus in the circumstances indicated in clause (a)(iii) of the preceding sentence and by so delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The undersigned also warrants that acceptance of any tendered Outstanding Senior Notes or Outstanding Senior Subordinated Notes by Valentia or eircom Funding and the issuance of Exchange Senior Notes or Exchange Senior Subordinated Notes in exchange therefore shall constitute performance in full by Valentia, eircom Funding, Valentia Holdings Limited and eircom Limited of their obligations to provide registration rights under the relevant registration rights agreement and that Valentia, eircom Funding, Valentia Holdings Limited and eircom Limited shall have no further registration obligations thereunder except as provided in Section 4(a) of such agreement. The undersigned will comply with its obligations under the relevant Registration Rights Agreement. The undersigned has read and agrees to all terms of the Exchange Offer.

/ /	Check this box if the beneficial owner of the Outstanding Senior Notes, Outstanding Euro Senior Subordinated Notes and/or Outstanding Dollar Senior Subordinated Notes is a broker-dealer and such broker-dealer acquired the beneficial interests in the Outstanding Senior Notes, Outstanding Euro Senior Subordinated Notes and/or Outstanding Dollar Senior Subordinated Notes for its own account as a result of market-making or other trading activities. IF THIS BOX IS CHECKED, PLEASE SEND A COPY OF THESE INSTRUCTIONS TO ONE OF THE FOLLOWING ADDRESSES:

Outstanding Senior Notes or Outstanding Euro Senior Subordinated Notes	Outstanding Dollar Senior Subordinated Notes
By Registered or Certified Mail or Hand or Overnight Delivery:	By Registered or Certified Mail or Hand or Overnight Delivery:
The Bank of New York 30 Canon Street London EC4M 6XH Attention: Julie McCarthy	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7E New York, NY 10286 Attention: Giselle Guadalupe
Facsimile Transmission: +44 207 964 6513	Facsimile Transmission: +1 212 298 1915

SIGN HERE

(Name of beneficial owner(s))

(Signature(s))

(Name(s) — please print)

(Address)

(Telephone number, including Area Code)

(Taxpayer Identification or Social Security Number)

(Date)

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VALENTIA TELECOMMUNICATIONS eircom FUNDING eircom LIMITED VALENTIA HOLDINGS LIMITED